UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

3266 W. Galveston Drive
Apache Junction, Arizona 85120
 (Address of principal executive offices) (zip code)

(480) 288-6530
(Registrant's telephone number, including area code)

101 Middlesex Turnpike, Suite 6
Burlington, Massachusetts 01803
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On May 2, 2011, Silver Horn Mining Ltd. (the “Company”) issued to Daniel Bleak 10 million shares of its common stock, par value $0.0001 per share (the “Common Stock”), and a five year option to purchase 30 million shares of Common Stock.  The option may be exercised for cash or shares of Common Stock at an exercise price of $0.05 per share.  The Option is exercisable as to 1/3 of the number of shares granted on each of the first, second and third anniversaries of the date of grant, provided Mr. Bleak continues to serve the Company as a director on such dates.  The option was issued in connection with the transfer of certain silver mining claims owned by Mr. Bleak in connection with his appointment and consent to serve the Company as its Chairman and Chief Executive.  This description of the option is qualified by reference to the option agreement, which is filed as Exhibit 10.1 to this current report.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2011, the Board of Directors appointed Daniel Bleak as Chairman and Chief Executive Officer.  Mr. Bleak has over 30 years of experience in mineral exploration and development and has managed a broad range of exploration projects throughout North America, has discovered several producing mineral deposits, and developed decorative rock and industrial materials businesses in the southwestern U.S.  Mr. Bleak has served on the board of directors and as an officer of a number of mining, mineral exploration, and real estate companies.  He has served as a director of American Energy Fields, Inc. (AEFI.OB) since November 2010, as a director of Southwest Exploration, Inc. since 2009, as President and director of Pinal Realty Investments, Inc. since 2006, as President and a director of NPX Metals, Inc., a resource acquisition company, since 2006, as President and sole director of Can-Am since 2009 and as President and director of Black Mountain Mining Company since 2000.  Upon the acceptance of the appointment to the positions of Chairman and Chief Executive Officer by Mr. Bleak, Glenn Kesner resigned from all of his positions with the Company including Chairman, member of the Board of Directors, Chief Executive Officer, President and Principal Accounting Officer.

Upon effectiveness of Mr. Bleak’s appointment, the Company intends to focus its efforts on mining and resources, principally silver exploration and production, and the prior officer and director of the Company resigned his position as an executive and director of the Company.

Item 8.01	Other Events.

On May 3, 2011, the Company issued a press release announcing Mr. Bleak’s appointment as Chairman and Chief Executive Officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
10.1	Option Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER HORN MINING LTD.

Dated: May 3, 2011	By:	/s/ Daniel Bleak
Daniel Bleak Chief Executive Officer